Exhibit 10.2

Execution Version

COOPERATION AGREEMENT

THIS COOPERATION AGREEMENT (this “Agreement”) is made as of this 16th day of May, 2024 (the “Effective Date”) by and among Presto Automation LLC (f/k/a E La Carte, LLC, f/k/a Ventoux Merger Sub II LLC), a Delaware limited liability company (“Borrower”), Presto Automation Inc. (f/k/a Ventoux CCM Acquisition Corp.), a Delaware corporation (the “Parent”), Metropolitan Partners Group Administration, LLC, a Delaware limited liability company, in its capacity as administrative, payment and collateral agent (in such capacity, the “Agent”) under the Credit Agreement (as defined below), and the Lenders (as defined below) signatory hereto, and, solely for purposes of Sections 7 through 9, 12 through 14, 20 and 22, the Significant Stakeholders identified on the signature pages hereto (collectively, the “Significant Stakeholders,” and each individually, a “Significant Stakeholder”).

Recitals

A.            Borrower and Parent are parties to that certain Credit Agreement, dated as of September 21, 2022, by and among Borrower, Parent, each other Loan Party party thereto, Agent, and the financial institutions party thereto from time to time (the “Lenders”), as amended by the Waiver and First Amendment to Credit Agreement, dated as of March 31, 2023, the Second Amendment to Credit Agreement, dated as of May 25, 2023, the Third Amendment to Credit Agreement, dated as of October 10, 2023, the Forbearance and Fourth Amendment to Credit Agreement, dated as of January 22, 2024, the Fifth Amendment to Credit Agreement and Acknowledgement, dated as of January 30, 2024, the Forbearance and Sixth Amendment to Credit Agreement, dated as of March 1, 2024, and the Seventh Amendment to Credit Agreement, dated as of March 21, 2024 (collectively, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the definitions attributable to them in the Credit Agreement.

B.            As of the date hereof, Event of Defaults have occurred and are continuing under the Credit Agreement, as set forth on Schedule A (the “Existing Defaults”). As of the date hereof, the Existing Defaults have not been cured or waived and are continuing.

C.            Subject to the satisfaction of the conditions set forth herein, the Agent and the Lenders are willing to forbear for a limited period from further exercising their rights and remedies against the Loan Parties until the Termination Date (as defined below), solely upon the terms and conditions set forth herein.

D.            In consideration of the terms, conditions and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, promise and agree as follows:

Agreement

1.            Recitals Incorporated. The recitals and prefatory phrases and paragraphs set forth above are hereby incorporated in full and made a part of this Agreement.

2.            Acknowledgment of Obligations. Each Loan Party signatory hereto hereby acknowledges, confirms, and agrees that as of the close of business on May 15, 2024, the Loan Parties are indebted to the Lenders in the principal amount of $53,468,583.53, plus accrued interest, fees, costs, expenses and other charges, under the Credit Agreement and other Loan Documents (the “Outstanding Balance”). The Outstanding Balance, together with interest accruing thereon, and all fees, costs, expenses, and other charges now or hereafter payable by the Loan Parties to Lenders pursuant to the Loan Documents and hereunder, is unconditionally owing by the Loan Parties to the Lenders, without offset, defense, or counterclaim of any kind, nature, or description whatsoever.

3.            Acknowledgment of Security Interests. Each Loan Party signatory hereto hereby acknowledges, confirms, and agrees that Agent, for the ratable benefit of itself and the Lenders, has and shall continue to have valid, enforceable, and perfected Liens upon and security interests in the Collateral pursuant to the Security Documents and any other Loan Document pursuant to which Agent is granted a Lien, and the validity and perfection of such Liens and security interests shall remain unaffected by the parties’ execution of this Agreement.

4.            Binding Effect of Documents. Each Loan Party signatory hereto hereby acknowledges, confirms, and agrees that: (i) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent and the Lenders by such Loan Party, and each is and shall remain in full force and effect as of the Effective Date; (ii) the agreements and obligations of such Loan Party contained in the Loan Documents and in this Agreement constitute the legal, valid, and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, and such Loan Party has no valid defense to the enforcement of the Obligations; and (iii) Agent and the Lenders are entitled to the rights, remedies, and benefits provided for under the Loan Documents and applicable law.

5.            Acknowledgment of Existing Defaults. Each Loan Party signatory hereto hereby acknowledges and agrees that (i) the Existing Defaults have occurred and are continuing, (ii) each of the Existing Defaults constitutes an “Event of Default” under the Loan Documents, and (iii) as a result of the Existing Defaults, Agent and the Lenders are entitled to exercise their respective rights and remedies under the Loan Documents, applicable law, or otherwise. Each Loan Party further represents and warrants that as of the Effective Date, no other Defaults or Events of Default under the Loan Documents exist. Agent and the Lenders have not waived and do not intend to waive any Existing Default, or any other Default or Event of Default which may exist under any Loan Document, and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute such a waiver.

6.            No New Financing. Each Loan Party acknowledges that the Lenders have, and shall have, no further commitment or obligation to provide any further financing or loans to the Borrower pursuant to the Loan Documents. Notwithstanding the foregoing, the Lenders may from time to time, in their sole discretion and subject to certain conditions precedent, fund capital and make certain Protective Advances, and any amounts so funded or advanced shall be added to the outstanding principal balance and become part of the Obligations (and shall thereafter accrue interest and otherwise be entitled to the benefits and treatment of being Protective Advances under the Credit Agreement). The Lenders’ advancement of additional funds hereunder shall not constitute or be construed as a waiver of the Existing Defaults or of any of Agent’s or Lenders’ rights or remedies in connection therewith.

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7.            Representations of Loan Parties. Each Loan Party, and with respect to clauses (ii) and (iii), each Significant Stakeholder (for itself only, and not for any Loan Party), hereby represents and warrants to Agent and the Lenders as follows:

(i)            Loan Document Representations. Each of the representations and warranties made by or on behalf of such Loan Party to Agent and the Lenders in any of the Loan Documents was true and correct when made, and is true and correct in all material respects on and as of the Effective Date (except for (x) representations and warranties which are already subject to materiality, which shall be true and correct in all respects, and those referring to an earlier date, which shall be true and correct in all material respects as of such date, and (y) any representations and warranties that no Default or Event of Default exists, solely with respect to the Existing Defaults), with the same full force and effect as if each of such representations and warranties had been made by such Loan Party on the Effective Date and in this Agreement.

(ii)            Binding Effect of Documents. This Agreement has been duly authorized, executed, and delivered to Agent and the Lenders by such Loan Party or such Significant Stakeholder, as applicable, and is enforceable in accordance with its terms and is in full force and effect.

(iii)            No Conflict. The execution, delivery, and performance of this Agreement by such Loan Party or such Significant Stakeholder, as applicable, will not violate any requirement of law or contractual obligation of such Loan Party or such Significant Stakeholder, as applicable, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues.

8.            Cooperation Period.

(i)            In reliance upon the undertakings, representations, warranties, and covenants of each Loan Party and each Significant Stakeholder contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, the Agent and the Lenders agree to forbear from further exercising their respective rights and remedies under the Loan Documents or applicable law in respect of or arising out of the Existing Defaults for the period commencing on the Effective Date and ending on the Termination Date (as defined below) (the “Cooperation Period”).

(ii)            During the Cooperation Period, Lenders will engage in good faith discussions with a view to concluding a binding agreement with a third party that is a permitted assignee under Section 8.6 of the Credit Agreement (a “Potential Assignee”) that submits a binding written offer (an “Offer”) to purchase of all of the Lenders’ rights and obligations under the Loan Documents (the “Assigned Interest”), provided that such Offer is (A) for a cash purchase price of at least $20,000,000, (B) accompanied by a binding commitment by the Parent to issue one or more promissory notes to the Lenders, guaranteed by the Borrower, in an aggregate principal amount equal to (x) fifty percent (50%) of the outstanding balance of the Obligations less (y) the proposed cash purchase price (the “Convertible Notes”), which Convertible Notes shall be convertible into equity of the Parent of the same class and on the same terms as are set out in that certain convertible subordinated note issued to Remus Capital Series B II, L.P. on January 30, 2024, and (C) accompanied by evidence, in form and substance satisfactory to Lenders in their sole discretion, reflecting that the Offer will provide the Borrower with operating capital (net of all fundraising costs) of not less than $12,000,000, not including the cash purchase price described in (ii)(A) above (the “Operating Capital Contribution”), provided, that the amount of the Convertible Notes shall increase on a Dollar-for-Dollar basis to the extent that the Operating Capital Contribution is less than $18,000,000. For the avoidance of doubt, Lenders may, at any time, including after the Termination Date, in their sole and absolute discretion (A) engage in discussions or negotiations with any other Person with respect to a potential sale and assignment of the Assigned Interest and (B) sell and assign the Assigned Interest to any other permitted assignee under Section 8.6 of the Credit Agreement and terminate all of Lenders’ obligations under this Section. Nothing herein shall be deemed to modify any rights of any party to that certain Subordination Agreement between Borrower, Parent, Agent, and Presto CA LLC dated March 21, 2024.

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(iii)            As used herein, the “Termination Date” means the date that is the earliest of: (a) May 22, 2024, provided, that such date shall automatically be extended to June 14, 2024 if the May Funding generates working capital equal to or greater than $3,000,000, with at least $2,500,000 funded by May 15, 2024 and the remainder funded no later than May 22, 2024; (b) the date on which any Loan Party commences, or threatens in writing to commence, any litigation against the Agent or any Lender; (c) the date on which any Loan Party takes any action inconsistent with the Agent’s or any Lender’s interests in the Collateral; (d) the commencement of any Insolvency Proceeding by or against any Loan Party; (e) any amendment to the Loan Parties’ Operating Documents, or any Loan Party’s entry into any stockholders agreement or other Operating Document, which in any way amends or alters (other than such amendments or agreements as are required in order to give effect to the provisions of this Agreement and which shall be reasonably acceptable to the Agent) (A) the composition of the Loan Parties’ Governing Bodies, including providing any stockholder or other Person with any right to designate a director (except as may approved in writing by Agent in its sole discretion), (B) the relative voting rights of members of such Governing Bodies or stockholders, or (C) the terms of the Loan Parties’ governance, (f) Paul Hastings LLP ceases, for any reason, to act as corporate counsel to the Loan Parties, (g) [reserved], or (h) the occurrence or existence of any Default or Event of Default hereunder or under any Loan Document, or any event or circumstance which, with notice or the passage of time, shall become an Event of Default (an “Unmatured Default”), other than the Existing Defaults. For purposes of clarity, failure of the Loan Parties to satisfy any of the covenants herein will constitute an immediate Event of Default for purposes of determining the Termination Date. An “Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any Debtor Relief Law, or any agreement of such Person with respect to relief available under any Debtor Relief Law.

(iv)            Immediately upon termination of the Cooperation Period, the agreement of the Lenders to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit the Agent and each Lender to exercise immediately all rights and remedies available to it under the Loan Documents and applicable law, including, without limitation, to accelerate all of the Obligations and impose the Default Rate, in each case without any further notice, demand, presentment, protest, passage of time, or forbearance of any kind (all of which each Loan Party hereby expressly waives).

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(v)            The Loan Parties understand and accept the temporary nature of the forbearance provided hereby, and the Loan Parties further acknowledge and agree that the Agent and the Lenders have given no assurances, written or oral, that they will extend such forbearance or provide waivers or amendments to the Credit Agreement or any other Loan Document. Nothing in this Cooperation Agreement constitutes a legal obligation on the Agent or any Lender to participate in any restructuring of the Credit Agreement or to execute any related documents and no such obligation shall arise except pursuant to definitive documentation acceptable to and executed by the Agent and the Lenders in their sole and absolute discretion.

9.            Milestones; Additional Agreements

(i)             The Loan Parties have informed the Agent that they intend to obtain $3,000,000 of working capital through (A) incurring Subordinated Indebtedness from Remus Capital Series B II, L.P, or its registered assigns (the “New Remus Note”) and (B) one or more registered direct offerings or private placements (collectively, the “May Offerings,” and each, a “May Offering,” and together with the New Remus Note, the “May Funding”). The Loan Parties shall raise additional working capital no later than June 7, 2024 (the “Capital Raise”). If the Capital Raise results in gross cash proceeds of $3,000,000 or more, excluding amounts to be held in escrow, the expiration date in clause (a) of the definition of “Termination Date” shall be automatically amended to “July 15, 2024”.

(ii)            The Agent hereby consents to the Loan Parties’ issuance of the New Remus Note, in the form previously provided to the Agent. The New Remus Note is and shall be Subordinated Indebtedness and Parent Subordinated Indebtedness for all purposes under the Loan Documents.

(iii)           The Agent and the Loan Parties waive the requirements of Section 5.19(b) of the Credit Agreement with respect to the proposed sale of shares of common stock of the Borrower, provided that agreements for the sale of such securities are entered into or on before May 15, 2024.

10.            Capital Raise.

(i)            Updates. At such times reasonably requested by Agent, the Loan Parties and their investment banker or other applicable professional (the “Loan Party Professionals,” and together with the Lender Professionals (as defined herein), the “Professionals,” and each, a “Professional”) in respect of the Capital Raise shall conduct a telephonic meeting, to be attended by management representatives of the Loan Parties, the Loan Party Professionals, and Agent, during which the Loan Parties and the Loan Party Professionals shall present to Agent on the work done and planned to be done by the Loan Party Professionals and the Loan Parties in connection with each Capital Raise and the results and projected results of such work.

(ii)            Cooperation. During the Cooperation Period and at all times thereafter, the Loan Parties shall (i) maintain an independent committee of the Parent’s board of directors to work with the Agent and the Lenders on the development and execution of a strategic plan for the Loan Parties and the Obligations in the event that the Cooperation Period terminates (an “Alternative Path”) and (ii) direct the Loan Party Professionals to work with the Agent and the Lenders in the development and execution of the Alternative Path, including the identification and solicitation of additional financing sources for the Loan Parties. The Loan Parties shall fully cooperate with, and shall not impede, contest or otherwise interfere with such efforts.

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(iii)            Access to Records. The Loan Parties shall (i) provide access to their properties and systems (including remote access as may be requested) to the Agent, the Lenders, and the Professionals as frequently as any such Professional reasonably determines to be appropriate in order to perform the agreed scope of work under their respective engagements; (ii) make the Loan Parties’ directors, officers, employees and advisors available for meetings and discussions with Agent and/or the Professionals at such times as shall be reasonably requested; (iii) permit the Professionals to conduct monitoring and evaluations of the Loan Parties’ finances, financial condition, business and operations; (iv) furnish information when reasonably requested and permit Agent and the Professionals to inspect and obtain copies (including electronic data), as available, from the Loan Parties’ books and records; and (v) provide timely updates to the Agent and Professionals on any changes in the business or expected financial performance that could reasonably be expected to have a material effect on the affairs of the Loan Parties. The Lender Professionals are also entitled to meet with the Loan Party Professionals and the Loan Parties’ counsel.

(iv)            Ordinary Course Operations. Except as otherwise set forth in the Credit Agreement, the Loan Parties shall continue to operate in the ordinary course of business until all obligations to the Agent and Lenders are satisfied in full or as otherwise consented to by the Agent and Lender in their sole and absolute discretion.

(v)            Additional funding. During the Cooperation Period, but in contemplation of the termination of the Cooperation Period, Agent, the Lenders and the Loan Parties agree to explore and consider (1) an Alternative Path and (2) a potential new investment by Agent and/or the Lenders in the Loan Parties to bridge the Loan Parties’ liquidity needs towards such Alternative Path (together the “New Transaction”); provided, however, that this section is not binding on the Agent, any Lender or Loan Parties, will not be construed to be an offer, agreement, agreement in principle, agreement to agree, or commitment to enter into a New Transaction, and no binding obligation of Agent or any Lender (with respect to a New Transaction or otherwise) will arise herefrom other than pursuant to the terms of mutually agreeable definitive documentation which is duly executed by all parties thereto. Agent and the Lenders may at any time decline any further consideration of financing or participating in a New Transaction. This section shall not be construed to create a fiduciary relationship or joint venture between Agent, any Lender and any Loan Party. Any New Transaction is subject to the consideration and approval of Agent, each Lender and their respective investment committees, in their sole and absolute discretion.

11.            Agreements upon Termination of the Cooperation Period. Following the termination of the Cooperation Period:

(i)            The Loan Parties shall fully cooperate with, and shall not impede, contest or otherwise interfere with the Agent, the Lenders and the Lender Professionals (as defined herein) in the exercise of Agent’s and Lenders’ rights and remedies under the Loan Documents, at law or in equity, including, but not limited to, an accelerated sale of the Collateral by the Lender Professionals, a foreclosure or sale process under Article 9 of the Uniform Commercial Code, a sale under section 363 of the Bankruptcy Code (as defined herein), the appointment of a receiver, trustee or other custodian over all or any portion of the Loan Parties’ assets (any of the foregoing, a “Sale Process”), and the retention of professionals, including, but not limited to, investment bankers (such professionals, collectively, the “Lender Professionals”) to assist with any such Sale Process. The Loan Parties expressly acknowledge and agree not to contest Agent’s and the Lenders’ right and ability to credit bid in connection with any of the foregoing transactions, and expressly waive any defenses, rights, actions or other claims in connection therewith.

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(ii)            The Lender Professionals shall be tasked with facilitating, to the greatest extent permissible by law, any Sale Process discussed in this Section 11. In the event of a Sale Process under section 363 of the Bankruptcy Code, the Lender Professionals shall provide the requisite information, declarations and testimony necessary for such process to be approved and completed.

(iii)           The Loan Parties shall (i) provide access to their properties and systems (including remote access as may be requested) to the Lender Professionals as frequently as any Lender Professional reasonably determines to be appropriate in order to perform the agreed scope of work under any applicable engagement agreement or otherwise in connection with any Sale Process and Agent’s and Lenders’ exercise of remedies; (ii) make the Loan Parties’ directors, officers, employees and advisors available for meetings and discussions with Agent, Lenders and/or the Lender Professionals at such times as shall be reasonably requested; (iii) permit the Lender Professionals to conduct monitoring and evaluations of the Loan Parties’ finances, financial condition, business and operations in order to perform the agreed scope of work; (iv) furnish information when reasonably requested and permit the Lender Professionals to inspect and obtain copies (including electronic data), as available, from the Loan Parties’ books and records; (v) provide all information necessary or requested to populate a data room or otherwise facilitate due diligence by potential investors and/or purchasers; and (vi) provide timely updates to Agent, the Lenders, and the Lender Professionals on any changes in the business or expected financial performance that could reasonably be expected to have a material effect on the affairs of the Loan Parties.

(iv)            Budget. The Loan Parties (A) agree that the Lender Professionals will develop a budget for the Loan Parties to facilitate the Sale Process, which will be subject to Agent’s approval in form and substance, in the Agent’s sole discretion (the “Budget”), (B) shall implement and operate strictly within the Budget at all times, and (C) agree that any deviations or modifications to the Budget must be approved by the Agent in advance, in writing, in its sole discretion.

(v)            Sale Process Plan. The Loan Parties shall implement and operate strictly within the plan developed by the Lender Professionals and approved by the Agent in its sole discretion in connection with the Sale Process, and shall do so strictly in accordance with the Budget. Such plan may include, among other things, the hiring of such personnel or managers identified by the Lender Professionals, the use of commercially reasonable efforts to liquidate the Collateral, and winding down operations.

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12.            Other Waivers; Reservation of Rights.

(i)            Agent and Lenders have not waived, nor do they have any intention of waiving, any Events of Default or Unmatured Defaults which may be continuing on the Effective Date or any Events of Default which may occur after the Effective Date (whether the same or similar to the Existing Defaults or otherwise), and Agent and Lenders have not agreed to forbear with respect to any of its rights or remedies concerning any other Events of Default or Unmatured Defaults occurring at any time.

(ii)            Agent and Lenders reserve the right, in their discretion, to exercise any or all of their respective rights and remedies under the Loan Documents as a result of any other Events of Default or Unmatured Defaults occurring at any time. Agent and Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on Agent’s or any Lender’s part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

(iii)            In consideration of the agreements of Agent and Lenders contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Significant Stakeholder hereby agrees to waive, release and abstain from exercising any and all veto rights held by such Significant Stakeholder under the governing organizational documents of any Loan Party with respect to any transaction covered thereby or relevant thereto, including, but not limited to, a Capital Raise, a Sale Process or a sale and assignment of the Assigned Interest.

13.            Additional Defaults. Each Loan Party and Significant Stakeholder acknowledges, confirms, and agrees that any misrepresentation by any Loan Party or any Significant Stakeholder, or any failure of any Loan Party or any Significant Stakeholder to comply with the covenants, conditions, and agreements contained in this Agreement, any other Loan Document, or any other agreement, document, or instrument at any time executed and/or delivered by such Loan Party or Significant Stakeholder, as applicable, with, to or in favor of Agent or the Lenders, shall constitute an Event of Default under this Agreement and the other Loan Documents. In the event any Person other than Agent and the Lenders shall, at any time or for any reason, exercise any of its rights or remedies, or take any other action, against any Loan Party or such Loan Party’s property or assets that would in any way affect the Collateral or Agent’s Liens thereon or rights thereto, such event shall constitute an Event of Default hereunder and an Event of Default under the Loan Documents.

14.            Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement shall be subject to the following conditions precedent:

(i)            Agent’s and each Lender’s receipt of this Agreement, duly authorized, executed, and delivered by each Loan Party and each Significant Stakeholder, together with such other documents, agreements and instruments as Agent or any Lender may require or reasonably request;

(ii)            The Lenders’ receipt of payment of reasonable and documented fees, expenses and disbursements (including the legal fees and expenses of Agent’s counsel) required to be reimbursed or paid by the Loan Parties hereunder, under the Credit Agreement, or under any other Loan Document;

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(iii)            The Loan Parties’ receipt of working capital in the amount of not less than $2,500,000 through the May Funding;

(iv)            Agent’s and each Lender’s receipt of amended and restated Third Amendment Conversion Warrants and Fifth Amendment Warrants reflecting (A) an amount of Warrant Shares (as defined therein) inclusive of increases from all Dilutive Issuances (as defined therein) to date and (B) an extension of the end date of the “Anti-Dilution Period” (as defined therein) in Section 2(b) thereof from September 30, 2024 to December 31, 2024; and

(v)            All certifications, representations and warranties set forth in this Agreement shall be true and correct.

15.            Effective Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents hereby are ratified and confirmed by each Loan Party as of the Effective Date. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall govern and control.

16.            Costs and Expenses. Each Loan Party absolutely and unconditionally, jointly and severally, agrees to pay to Agent and the Lenders, on demand at any time, all reasonable fees and disbursements, including, but not limited to, the fees of any counsel to Agent and the Lenders arising out of or in connection with the Existing Defaults and any steps or activities taken in connection therewith in respect of the Loan Documents, evaluating and enforcing its rights and remedies thereunder, and the preparation, negotiation, execution, delivery, or enforcement of this Agreement or the Loan Documents, and any agreements contemplated hereby and expenses which shall be at any time incurred or sustained by Agent or any Lender or any of its respective directors, officers, employees, or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any documents contemplated hereby.

17.            Further Assurances. The Loan Parties shall execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

18.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, Agent, the Lenders and their respective successors and assigns.

19.            Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or right of Agent or any Lender to rely upon them.

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20.            Release.

(i)            In consideration of the agreements of Agent and Lenders contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its past, present and future Subsidiaries, successors, assigns, managers, members, officers, directors, agents, employees, professionals and other representatives (the “Loan Party Releasing Parties,” and each, a “Loan Party Releasing Party”), and each Significant Stakeholder (as identified on the signature pages hereto), on behalf of itself and its past, present and future Subsidiaries, successors, assigns, managers, members, officers, directors, agents, employees, professionals and other representatives (the “Stockholder Releasing Parties,” and each, a “Stockholder Releasing Party,” and together with the Loan Party Releasing Parties, the “Releasing Parties,” and each, a “Releasing Party”), hereby absolutely, unconditionally, and irrevocably releases, remises, and forever discharges Agent and each Lender and each of their respective past, present and future stockholders, members, partners, managers, principals, affiliates, subsidiaries, divisions, predecessors, successors, assigns, directors, officers, attorneys, professionals, employees, agents, and other representatives (the “Released Parties,” and each, a “Released Party”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages, and any and all other claims, counterclaims, defenses, rights of set off, demands, and liabilities whatsoever (each, individually, a “Claim,” and collectively, the “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, which any such Releasing Party may now or hereafter own, hold, have, or claim to have against any Released Party for, upon, or by reason of any circumstance, action, cause, omission, event or thing whatsoever which arises at any time on or prior to the Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Loan Documents, or transactions hereunder or thereunder.

(ii)            Each Releasing Party understands, acknowledges, confirms, and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release. Each Loan Party acknowledges and agrees that the foregoing release is a material inducement to the Agent’s and the Lenders’ execution of this Agreement, and but for the foregoing release, the Agent and the Lenders would not be willing to enter into this Agreement.

(iii)            Each Releasing Party agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect, in any manner, the final, absolute, and unconditional nature of the release set forth above.

(iv)            Each Releasing Party covenants and agrees never to institute or cause to be instituted or continue prosecution of, or to support, cooperate with or induce any other Person in connection with, any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party by reason of or in connection with any of the Claims.

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(v)            Each Releasing Party covenants and agrees that in any suit or other form of action or proceeding brought in violation of this Section 20, (a) the Released Parties shall be entitled to payment of all fees, costs and expenses (including fees, costs and expenses of attorneys) incurred in connection with such suit or other action or proceeding from the applicable Releasing Party, and (b) the Releasing Parties shall indemnify and hold harmless the Released Parties with respect thereto to the fullest extent provided to the Indemnitees under Section 8.5 of the Credit Agreement, which the signatories hereto each acknowledge and agree to be bound for purposes of this Agreement, as if fully set forth herein. Any such payments made pursuant to this Section 20(v) shall be made at the time such indemnified amounts are incurred, and in any event within ten (10) Business Days of written demand therefor.

21.            Severability. The fact that any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable as to any particular situation shall not impair or invalidate the remainder of this Agreement or the application of such provision to any other situation.

22.            Reviewed by Attorneys. Each Loan Party and Significant Stakeholder represents and warrants to Agent and each Lender that such Loan Party (i) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (ii) has been afforded the opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such Loan Party or Significant Stakeholder may wish, and (iii) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress, or coercion of any kind by any person. Each Loan Party acknowledges and agrees that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one party than another based upon which party drafted the same, it being acknowledged that all the parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

23.            Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Section 8.12 and Section 8.13 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

24.            Counterparts. This Agreement may be executed in any number of counterparts, and by each party on separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by PDF shall be effective as delivery of a manually executed counterpart of this Agreement.

25.            Amendments; Waivers; Consents. This Agreement may be amended, modified, supplemented or restated only by a written instrument executed by each of the parties hereto. The terms of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar, and no such waiver shall operate or be construed as a continuing waiver unless so provided. No delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

11

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

BORROWER:

PRESTO AUTOMATION LLC
(F/K/A E LA CARTE, LLC) (F/K/A VENTOUX MERGER SUB II LLC)

By:	/s/ Guillaume Lefevre
Name:	Guillaume Lefevre
Title:	Interim Chief Executive Officer

PARENT:

PRESTO AUTOMATION INC. (F/K/A VENTOUX CCM ACQUISITION CORP.)

By:	/s/ Guillaume Lefevre
Name:	Guillaume Lefevre
Title:	Interim Chief Executive Officer

[Signature Page to Cooperation Agreement]

AGENT:

METROPOLITAN PARTNERS GROUP ADMINISTRATION, LLC

By:	/s/ Paul K. Lisiak
Name:	Paul K. Lisiak
Title:	Managing Partner

[Signature Page to Cooperation Agreement]

LENDERS:

METROPOLITAN LEVERED PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak
Name:	Paul K. Lisiak
Title:	Managing Partner

METROPOLITAN PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak
Name:	Paul K. Lisiak
Title:	Managing Partner

METROPOLITAN OFFSHORE PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak
Name:	Paul K. Lisiak
Title:	Managing Partner

CEOF HOLDINGS LP

By: CORBIN CAPITAL PARTNERS, L.P., its
Investment Manager:

By:	/s/ Daniel Friedman
Name:	Daniel Friedman
Title:	General Counsel

[Signature Page to Cooperation Agreement]

SIGNIFICANT STAKEHOLDERS:

ROMULUS CAPITAL I, L.P.

By: Romulus Capital Partners I, LLC, its General Partner

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

ROMULUS CAPITAL II, L.P.

By: Romulus Capital Partners II, LLC, its General Partner

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

ROMULUS CAPITAL III, L.P.

By: Romulus Capital Partners II, LLC, its General Partner

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

REMUS CAPITAL IV, L.P.

By: Remus Capital IV GP, LLC

By:	/s/ Krishna Gupta
Name:	Krishna K. Gupta
Title:	Authorized Signatory

[Signature Page to Cooperation Agreement]

ROMULUS ELC B3 SPECIAL OPPORTUNITY, L.P.
ROMULUS ELC B3 SPECIAL OPPORTUNITY, L.P.

By: Romulus GP, its General Partner

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

ZAFFRAN SPECIAL OPPORTUNITIES LLC

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

KKG ENTERPRISES LLC

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

PRESTO CA LLC

By:	/s/ Krishna Gupta
Name:	Joseph McCoy
Title:	Authorized Signatory

REMUS CAPITAL SERIES B II, L.P.

By: Remus Capital IV GP, LLC

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

[Signature Page to Cooperation Agreement]

KRISHNA GUPTA

By:	/s/ Krishna Gupta
Name:	Krishna Gupta

[Signature Page to Cooperation Agreement]

SCHEDULE A

Existing Defaults

•	An Event of Default pursuant to Section 7.1(a) of the Credit Agreement as a result of the Borrowers’ failure to timely make payment on January 2, 2024, of the Monitoring Fee for the period ended December 31, 2023, as defined in the Third Amended and Restated Fee Letter, as and when due pursuant to Section 2.3 of the Credit Agreement.

•	An Event of Default pursuant to Section 7.1(c)(i) of the Credit Agreement as a result of the Loan Parties’ failure to provide, on or prior to December 31, 2023, either (i) newly-executed MSAs for all existing customers, implementing an upgrade to the Next Generation Technology (ii) a Touch Business Plan that has been approved by the Agent, to wind-down the Touch Business as required pursuant to Section 5.20 of the Credit Agreement.

•	An Event of Default pursuant to Section 7.1(p) of the Credit Agreement as a result of the Loan Parties’ failure to appoint a new Chief Executive Officer that is a chief restructuring officer or person with significant restructuring, turnaround and insolvency experience reasonably acceptable to the Agent on or prior to February 16, 2024 following Xavier Casanova’s resignation.

•	An Event of Default pursuant to Section 7.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to deliver certain financial reports to the Agent pursuant to Section 5.1(i) of the Credit Agreement for the periods from the Fourth Amendment Effective Date until the Fifth Amendment Effective Date, resulting in an immediate Event of Default under the Fourth Amendment.

•	Events of Default pursuant to Section 7.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to maintain Unrestricted Cash, measured as of the close of business on each of March 1, 2024 and March 8, 2024, at or above the Minimum Unrestricted Cash Amount as required pursuant to Section 6.17(a) of the Credit Agreement.

•	An Event of Default pursuant to Section 7.1(a) of the Credit Agreement as a result of the Loan Parties’ failure to pay the reasonable and documented expenses of counsel to the Agent, as required pursuant to Section 8.5 of the Credit Agreement and Section 10 of the Seventh Amendment.

•	An Event of Default pursuant to Section 7.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to deliver the accounts payable aging reports due and deliverable prior to February 26, 2024 pursuant to Section 5.1(i) of the Credit Agreement.

•	An Event of Default pursuant to Section 7.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to comply with Section 6.17(b) of the Credit Agreement, and specifically, the failures identified in the accounts payable aging reports dated as of April 5, 2024, April 26, 2024, May 3, 2024 and May 10, 2024, which reports were delivered pursuant to Section 5.1(i) of the Credit Agreement.

[Signature Page to Cooperation Agreement]